Exhibit 16.1

December 17, 2010

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: BMP Sunstone Corporation

File No. 001-32980

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of the above company of December 17, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

JBPB & Co

(Formerly known as GRANT THORNTON)